Exhibit 5.1

November 9, 2020

Nautilus, Inc.

17750 S.E. 6th Way

Vancouver, Washington 98683

Ladies and Gentlemen:

We have acted as counsel to Nautilus, Inc., a Washington corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the potential issuance and sale by the Company from time to time of up to $100,000,000 aggregate amount of any of the following: (i) shares of the Company’s common stock, no par value per share (the “Common Stock”); (ii) warrants (the “Warrants”) to purchase Common Stock; (iii) debt securities of the Company (the “Debt Securities”); or (iv) units (the “Units”) consisting of one or more shares of Common Stock, Warrants, Debt Securities, or any combination of the foregoing. The Common Stock, the Warrants, the Debt Securities and the Units are referred to herein collectively as the “Securities.” The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus or other offering material in connection with the Company’s specific proposed offering of any of the Securities (each, a “Prospectus Supplement”).

As counsel to the Company in connection with the proposed potential issuance and sale of the above referenced Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation and Bylaws, each as amended to date; (iii) the Form of Indenture, filed as an exhibit to the Registration Statement; (iv) certain resolutions of the Board of Directors of the Company relating to registration of the Securities; and (v) such other proceedings, documents and records as we have deemed necessary or appropriate to enable us to render this opinion. The documents referred to in clauses (i) through (v) immediately above are hereinafter referred to as the “Opinion Documents.”

In our examination of the Opinion Documents, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies. We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws

601 S.W. SECOND AVENUE, SUITE 2100 | PORTLAND, OR 97204-3158     P 503.778.2100 F 503.778.2200 LANEPOWELL.COM A PROFESSIONAL CORPORATION

and such effectiveness shall not have been terminated or rescinded; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) any indenture (including the Form of Indenture) providing for the issuance of Debt Securities, together with any supplemental indenture or officer’s certificate setting forth the terms of a series of Debt Securities to be issued under such indenture, will each be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Form T-1 will be filed with the SEC with respect to the trustee executing any indenture or any supplemental indenture to such indenture; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Company’s Amended and Restated Articles of Incorporation, and not otherwise reserved for issuance.

Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

1. All requisite actions necessary to make the shares of Common Stock subsequently offered by the Company under the Registration Statement validly issued, fully paid and non-assessable shall have been taken when:

a. The Company’s Board of Directors has adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b. Such shares of Common Stock have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2. All requisite actions necessary to make the Warrants subsequently offered by the Company under the Registration Statement will be valid, legal and binding obligations of the Company, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors has taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale by the Company have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements have been duly executed and delivered;

d. Such Warrants have been duly executed and delivered in accordance with the terms and provisions of any applicable warrant agreement; and

e. Such Warrants have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

3. All requisite actions necessary to make the Debt Securities subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors has taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The terms of such Debt Securities and of their issuance and sale by the Company have been established in conformity with the underlying indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Debt Securities have been duly executed, authenticated and delivered in accordance with the terms and provisions of the underlying indenture; and

d. Such Debt Securities have been issued and sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

4. All requisite actions necessary to make the Units subsequently offered by the Company under the Registration Statement valid, legal and binding obligations of the Company, subject to: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium and other similar laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity, regardless of whether applied in a proceeding in equity or at law, shall have been taken when:

a. The Company’s Board of Directors has taken action to approve and establish the terms and form of all documents and agreements evidencing and used in connection with the issuance and sale of such Units, and to authorize the issuance and sale of such Units;

b. The terms of such Units and of their issuance and sale have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Such Units have been duly executed and delivered in accordance with their respective terms and provisions, as applicable; and

d. Such Units have been sold by the Company for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that: (i) all documents submitted to us as originals are authentic and complete; (ii) all documents submitted to us as copies conform to authentic, complete originals; (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (iv) all signatures on all documents that we reviewed are genuine; (v) all natural persons executing documents had and have the legal capacity to do so; (vi) all statements in certificates of public officials and the officers of the Company that we reviewed were and are accurate; and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

We do not express any opinion herein concerning any law other than the corporate laws of the State of Washington. We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus that is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

     /s/ Lane Powell PC

Lane Powell PC

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